INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT, dated                 , 2023, between BlackRock Cayman Total Return ETF, Ltd., a Cayman Islands exempt company (the “Fund”), and BlackRock Fund Advisors, a corporation organized under the laws of the State of California (the “Adviser”).

WHEREAS, the Adviser is engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Fund is a wholly-owned subsidiary of BlackRock Total Return ETF (the “Portfolio”), a series of BlackRock ETF Trust II, a Delaware statutory trust (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund desires to appoint the Adviser to serve as the investment adviser with respect to the Fund; and

WHEREAS, the Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement, the Fund and the Adviser agree as follows:

1.     INVESTMENT DESCRIPTION; APPOINTMENT

(a) Investment Description. The Fund will invest and reinvest its assets in accordance with the investment objective, policies and limitations specified in the prospectus (the “Prospectus”) of the Portfolio filed with the Securities and Exchange Commission (the “SEC”) as part of the Portfolio’s Registration Statement on Form N-1A, as it may be periodically amended or supplemented and in accordance with exemptive orders and no-action letters issued to the Trust by the SEC and its staff.

(b) Appointment of Adviser. The Fund hereby employs the Adviser to act as the manager and investment adviser of the Fund and to furnish, or arrange for its affiliates or other subadvisers to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Trust’s Board of Trustees and the Fund’s Board of Directors, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations set out in this Agreement. The Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

2.     DUTIES OF THE ADVISER

(a) Management and Administrative Services. The Adviser shall perform, or arrange for the performance of, the management and administrative services necessary for the operation of the Fund, including administering shareholder accounts and handling shareholder relations. The Adviser shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Adviser, subject to review of the Trust’s Board of Trustees and the Fund’s Board of Directors, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Adviser, also on behalf of the Fund, shall conduct relations with custodians, depositories, transfer agents, pricing agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Adviser generally shall monitor the Fund’s compliance with investment policies and restrictions as set forth in filings made by the Fund under the federal securities laws. The Adviser shall make reports to the Trust’s Board of Trustees and the Fund’s Board of

Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable.

(b) Investment Advisory Services. Subject to the supervision, direction and approval of the Trust’s Board of Trustees and the Fund’s Board of Directors, the Adviser will conduct, or cause to be conducted, a continual program of investment, evaluation, sale, and reinvestment of the Fund’s assets. Subject to paragraph (c) below, the Adviser is authorized, in its sole discretion, to: (i) obtain and evaluate pertinent economic, financial, and other information affecting the Fund and its investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Fund; (ii) make investment decisions for the Fund; (iii) place purchase and sale orders for portfolio transactions on behalf of the Fund and manage otherwise uninvested cash assets of the Fund; (iv) arrange for the pricing of Fund securities; (v) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Adviser’s management of the assets of the Fund (in such respect, and only for this limited purpose, the Adviser will act as the Fund’s agent and attorney-in-fact); (vi) employ professional portfolio managers and securities analysts who provide research and other services to the Fund; and (vii) make decisions with respect to the use by the Fund of borrowing for leverage or other investment purposes as consistent with the Fund’s investment objective and policies. The Adviser will in general take such action as is appropriate to effectively manage the Fund’s investment practices.

In addition:

(1) The Adviser will maintain and preserve the records specified in Section 16 of this Agreement and any other records related to the Fund’s transactions as are required under any applicable state or federal securities law or regulation, including: the 1940 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Advisers Act.

(2) The Adviser will comply with procedures of the Fund’s Board of Directors and the Trust’s Board of Trustees (“Board Procedures”) provided to the Adviser. The Adviser will notify the Fund as soon as reasonably practicable upon detection of any material breach of such Board Procedures with respect to the Fund.

(3) The Adviser will maintain a written code of ethics (the “Code of Ethics”) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), a copy of which will be provided to the Fund, and will institute procedures reasonably necessary to prevent any “Access Person” (as defined in Rule 17j-1) from violating its Code of Ethics. The Adviser will follow such Code of Ethics in performing its services under this Agreement. Further, the Adviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Adviser and its employees, a copy of which it will provide to the Fund upon any reasonable request. The Adviser shall ensure that its employees will comply in all material respects, to the extent applicable, with the provisions of Section 16 of the Exchange Act, and to cooperate reasonably with the Fund for purposes of filing any required reports with the SEC or such other regulator having appropriate jurisdiction.

(4) The Adviser will manage, or cause to be managed, the investment and reinvestment of the assets of the Fund in a manner consistent with the Portfolio’s investment objective and policies as stated in its Prospectus. The Adviser also will manage, or cause to be managed, the investments of the Fund in a manner consistent with any and all applicable investment restrictions (including diversification requirements, if applicable) contained in the 1940 Act and the rules and regulations under the 1940 Act, any exemptive orders issued by the SEC applicable to the Fund and/or the Portfolio or any relevant SEC staff no-action letter, and any applicable state securities law or regulation. The Fund and/or the Portfolio will provide the Adviser with copies of any such SEC exemptive orders or SEC staff no-action letters. The Adviser shall perform quarterly and annual tax compliance tests with respect to the Fund’s compliance with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”), if applicable, and promptly furnish reports of such tests to any Subadviser (as defined below) after each quarter end to ensure that the Fund is in compliance with the Code, if applicable. The Adviser agrees to perform its duties hereunder in complete compliance with the Trust’s policies and procedures adopted pursuant to Rule 38a-1 of the 1940 Act, and the Adviser’s duties and obligations of Rule 206(4)-7 under the Advisers Act, including providing the Chief Compliance Officer of the Trust and/or the Trust’s Board of Trustees and the Fund’s Board of Directors with such information, reports and certifications as they may reasonably request.

(c) Subadvisers. In carrying out its responsibilities hereunder, the Adviser may, in its sole discretion to the extent permitted by applicable law, any exemptive orders issued by the SEC applicable to the Fund and/or the Portfolio or any relevant SEC staff no-action letter, employ, retain or otherwise avail itself of the services of other persons or entities (a “Subadviser”) at the Adviser’s own cost and expense, including without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate. Retention of one or more Subadvisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall be responsible for all acts and omissions of such Subadvisers, or other persons or entities, in connection with the performance of the Adviser’s duties hereunder unless otherwise agreed by the parties.

3.     INFORMATION AND REPORTS

(a) The Adviser will keep the Fund informed of developments relating to its duties as investment adviser of which the Adviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Adviser will provide the Portfolio and/or the Fund and their officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Portfolio and/or the Fund may from time to time reasonably request. Additionally, upon the request of the Trust’s Board of Trustees or the Fund’s Board of Directors, prior to each board meeting, the Adviser will provide such board, or cause any Subadviser to provide such board, with reports regarding the management of the Fund during the most recently completed quarter, including certifications that the Fund is in compliance with the Portfolio’s investment objective and practices, the 1940 Act and applicable rules and regulations thereunder, and the requirements of Subchapter M of the Code, if applicable, and other information in such form as may be mutually agreed upon by the Adviser and the Fund. The Adviser also will certify quarterly to the Trust that it and its Advisory Persons (as defined in Rule 17j-1) have complied materially with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Adviser has done to seek to ensure such compliance in the future. Annually, the Adviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Adviser’s Code of Ethics and compliance program, respectively, to the Trust. Upon written request of the Fund with respect to violations of the Code of Ethics directly affecting the Portfolio and/or the Fund, the Adviser will permit representatives of the Trust to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

(b) The Adviser will provide the Fund with any information reasonably requested regarding its management of the Fund required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Portfolio with the SEC. The Adviser will promptly inform the Fund if any information in the Portfolio’s Prospectus or Statement of Additional Information, as amended from time to time (“SAI”), to the Adviser’s knowledge is (or will become) inaccurate or incomplete.

4.     STANDARD OF CARE

The Adviser will exercise its best judgment and will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

5.     ADVISER’S DUTIES REGARDING FUND TRANSACTIONS

(a) Placement of Orders. The Adviser will take, or cause to be taken, all actions that it considers necessary to implement the investment policies of the Fund, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers that the Adviser, in its sole discretion, selects. To that end, the Adviser is authorized as the Fund’s agent to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash for the Fund’s account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Adviser is subject to the supervision of the Trust’s Board of Trustees and the Fund’s Board of Directors and is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Trust’s Board of Trustees and the Fund’s Board of Directors and set out in the Portfolio’s current Prospectus or SAI, subject to provisions (b), (c) and (d) of this Section 5.

(b) Selection of Brokers and Dealers. To the extent permitted by the policy guidelines set out in the Portfolio’s current Prospectus or SAI, in connection with the selection of brokers and dealers to execute portfolio transactions, in seeking the best overall terms available, the Adviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Adviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Fund a higher commission than that charged by other brokers and dealers if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided. The Fund acknowledges that any such research may be useful in connection with other accounts managed by the Adviser. The execution of such transactions will not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

(c) Soft Dollar Arrangements. On an ongoing basis, but not less often than annually, the Adviser will identify and provide a written description to the Trust’s Board of Trustees of all “soft dollar” arrangements that the Adviser maintains with respect to the Fund or with brokers or dealers that execute transactions for the Fund, if any, and of all research and other services provided to the Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party), if any, as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer.

(d) Aggregated Transactions. On occasions when the Adviser deems the purchase or sale of a security or other financial instrument to be in the best interest of the Fund, as well as other clients, the Adviser is authorized, but not required, to aggregate purchase and sale orders for securities or other financial instruments held (or to be held) by the Fund with similar orders being made on the same day for other client accounts or portfolios that the Adviser manages. When an order is so aggregated, the Adviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Adviser reasonably considers equitable and consistent with its fiduciary obligations to the Fund and its other clients. The Adviser and the Fund recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Fund.

6.     COMPENSATION

The Adviser will not receive any compensation for all services rendered by the Adviser as such, and is not entitled to any compensation under this Agreement.

7.     EXPENSES

(a)	The Adviser. Except as otherwise provided in Section 7(b) of this Agreement, the Adviser agrees to pay all expenses incurred by the Fund.

(b)

The Fund. The Fund agrees to pay all of the following expenses incurred by the Fund (i) interest and taxes (including, but not limited to, income, excise, transfer and withholding taxes); (ii) expenses of the Fund incurred with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions, including brokerage commissions; (iii) expenses incurred in connection with any distribution plan adopted by the Trust in compliance with Rule 12b-1 under the 1940 Act, including distribution fees; and (iv) litigation expenses and any extraordinary expenses (in each case as determined by a majority of the Board of Directors of the Fund or a majority of the Trust’s Board of Trustees who are not “interested persons” of the Trust).

8.    SERVICES TO OTHER COMPANIES OR ACCOUNTS

The Fund understands that the Adviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies, including any offshore entities or private accounts. The Portfolio has no objection to the Adviser and its affiliates so acting.

The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund and understands that the persons employed by the Adviser to assist in the performance of the Adviser’s duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement will be deemed to limit or restrict the right of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement will not in any way limit or restrict the Adviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and such activities are not otherwise prohibited by applicable law.

9.    AFFILIATED BROKERS

The Adviser or any of its affiliates may act as broker or agent in connection with the purchase or sale of securities or other investments for the Fund, subject to: (i) the requirement that the Adviser seek to obtain best execution and price within the policy guidelines determined by the Trust’s Board of Trustees and set out in the Portfolio’s current Prospectus or SAI; (ii) the provisions of the 1940 Act and the Advisers Act; (iii) the provisions of the Exchange Act, including, but not limited to, Section 11(a) thereof; and (iv) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Trust’s Board of Trustees and the Fund’s Board of Directors, the Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Fund for these services.

10.    CUSTODY

Nothing in this Agreement will require the Adviser to take or receive physical possession of cash, securities or other investments of the Fund.

11.    TERM OF AGREEMENT; TERMINATION OF AGREEMENT; AMENDMENT OF AGREEMENT

(a) Term. This Agreement will become effective on the date hereof (the “Effective Date”), and, unless terminated in accordance with its terms, will continue for an initial two-year term and thereafter so long as such continuance is specifically approved at least annually by vote of a majority of (a) the members of the Fund’s Board of Directors, (b) the members of the Trust’s Board of Trustees who are not interested persons (as such term is defined in the 1940 Act) of any party to this Agreement, cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of voting on such approval, and (c) either the Trust’s Board of Trustees or the outstanding voting securities of the Portfolio..

(b) Termination. This Agreement may be terminated, without penalty, with respect to the Fund (i) by vote of the Fund’s Board of Directors, the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio upon sixty (60) days’ written notice to the Adviser, and (ii) by the Adviser upon sixty (60) days’ written notice to the Fund. This Agreement also will terminate automatically in the event of its “assignment.”

(c) Amendment. This Agreement may be amended by the parties only if the amendment is specifically approved by: (i) the vote of the Board of Directors of the Fund or the Board of Trustees of the Trust, including a majority of those Trustees of the Trust who are not parties to this Agreement or “interested persons” of any such party cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of voting on the Agreement’s approval; and (ii) if required by applicable law, the vote of a majority of the outstanding shares of the Portfolio.

12.   REPRESENTATIONS AND COVENANTS OF THE FUND

The Fund represents and covenants to the Adviser as follows:

(a) The Fund is a Cayman Islands exempt company validly existing and in good standing under the laws of the Cayman Islands. The Fund is duly authorized to transact business in the Cayman Islands and is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Fund.

(b) The execution, delivery and performance by the Fund of this Agreement are within the Fund’s powers and have been duly authorized by all necessary actions of the Fund’s Board of Directors, and the execution, delivery and performance of this Agreement by the parties to this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Fund’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Fund or the Portfolio.

13.   REPRESENTATIONS AND COVENANTS OF THE ADVISER

The Adviser represents and covenants to the Fund as follows:

(a) It is duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as this business is now being conducted.

(b) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its board of directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser.

(c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

(d) It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement.

(e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered or licensed as an investment adviser under the laws of those jurisdictions in which its activities require it to be so registered or licensed, and (iii) will promptly notify the Trust of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

(f) It has provided the Fund with a copy of its Form ADV and will, promptly after making any amendment to its Form ADV, furnish a copy of such amendment to the Fund. The information contained in the Adviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(g) It will carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) the Fund’s investment objective, policies, and restrictions, as set out in the Prospectus and SAI, as amended from time to time; (iii) the applicable exemptive orders or no-action letters issued by the SEC or its staff governing the Portfolio and/or the Fund, as such orders or letters may be amended from time to time; (iv) the provisions of the governing documents of the Fund, as such documents are amended from time to time; and (v) any policies or directives as the Board may from time to time establish or issue and communicate to the Adviser in writing. The Fund will promptly notify the Adviser in writing of changes to (ii), (iii), (iv) or (v) above.

(h) It will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

(i) It is not the subject of any proceeding, investigation or inquiry brought by the SEC, the Financial Industry Regulatory Authority, Inc. (or any other self-regulatory organization) or any other federal or state regulator with respect to the types of services for which it is being appointed herein or which could have a material impact on its ability to fully perform any of the services to be rendered hereunder.

14.   LIMITATION OF LIABILITY OF ADVISER

Neither the Adviser nor its directors, officers, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Fund, the Portfolio or its shareholders in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust, the Fund or the Portfolio or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

15.   COOPERATION WITH REGULATORY AUTHORITIES OR OTHER ACTIONS

The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

16.   RECORDS

(a) Maintenance of Records. The Adviser hereby undertakes and agrees to maintain for the Fund, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments that are required to be maintained by the Fund or the Trust pursuant to the 1940 Act with respect to the Adviser’s responsibilities under this Agreement (the “Fund’s Books and Records”).

(b) Ownership of Records. The Adviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender them promptly to the Fund upon the request of the Fund; provided, however, that the Adviser may retain copies of the Fund’s Books and Records at its own cost. The Fund’s Books and Records will be made available, within two (2) business days of a written request, to the Fund’s accountants or auditors during regular business hours at the Adviser’s offices. The Fund or its authorized representatives will have the right to copy any records in the Adviser’s possession that pertain to any Fund. These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Fund. The Adviser agrees that the policies and procedures it has established for managing the Fund, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Fund, will be made available for inspection by the Fund or its authorized representatives upon reasonable written request within not more than two (2) business days.

17.   USE OF THE “BLACKROCK” NAME

The Adviser has consented to the use by the Fund of the name or identifying word “BlackRock” in the name of the Fund. Such consent is conditioned upon the employment of the Adviser or an affiliate as the investment adviser to the Fund. The name or identifying word “BlackRock” may be used from time to time in other connections and for other purposes by the Adviser and any of its affiliates. The Adviser may require the Fund to cease using “BlackRock” in the name of the Fund if the Fund cease to employ, for any reason, the Adviser, any successor thereto or any affiliate thereof as investment adviser of the Fund.

18.  SURVIVAL

All representations and warranties made by the Adviser and the Fund, in this Agreement will survive for the duration of this Agreement and the parties to this Agreement will notify each other in writing immediately upon becoming aware, but in no event later than five (5) days after becoming aware, that any of the foregoing representations and warranties are no longer true.

19.  GOVERNING LAW

This Agreement will be governed by, construed under and interpreted and enforced in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

20.  SEVERABILITY

If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

21.  DEFINITIONS

The terms “assignment,” “affiliated person,” and “interested person,” when used in this Agreement, will have the respective meanings specified in Section 2(a) of the 1940 Act. The term “majority of the outstanding shares” means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares. The term “including” means “including without limitation.”

22.  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

BLACKROCK CAYMAN TOTAL RETURN ETF, LTD.

By:
Name:
Title:

BLACKROCK FUND ADVISORS

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to BlackRock Cayman Total Return ETF, Ltd. Investment Advisory Agreement]